Exhibit Number

99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. PREVIEWS SECOND QUARTER OPERATING RESULTS

FRANKLIN, Tenn. (July 18, 2013) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced preliminary financial and operating results for the three months ended June 30, 2013. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

The Company anticipates net operating revenues for the three months ended June 30, 2013, will be approximately $3.236 billion, compared with $3.243 billion for the same period in 2012. Income before taxes for the three months ended June 30, 2013, is expected to be approximately $65 million, compared with $151.7 million for the three months ended June 30, 2012. Adjusted EBITDA for the three months ended June 30, 2013, is expected to be approximately $414 million, compared with $483 million for the same period in 2012. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, and net income attributable to non-controlling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended June 30, 2013, is expected to be approximately $250 million, compared with $295.6 million for the same period in 2012.

The consolidated operating results for the three months ended June 30, 2013, reflect a 5.1 percent decrease in total admissions and a 1.8 percent decrease in adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 5.7 percent while adjusted admissions decreased 2.6 percent compared with the same period in 2012.

Weakness in volume, most significantly in May and June, coupled with higher-than-anticipated bad debts and a deterioration in payor mix resulted in lower-than-anticipated net operating revenues during the period. This is the Company’s first significant earnings miss since the third quarter of 2006. In response, our management team has intensified its focus on core operating strategies, volume initiatives and expense management.

The Company also announced that the Department of Justice’s investigation of Medicare short-stay admissions from emergency departments continues. The Company has met with the government twice this year to review and discuss the status of the investigation, the potential theories and defenses, and the results of its joint medical necessity review. On July 9, 2013, shortly after a second meeting with the government, the Company was served with an additional document subpoena, which seeks additional documents related to the admission of inpatients from its emergency departments, as well as documents that support the factual refutations and defenses that the Company has articulated during its discussions with the government. Many of the categories of documents were the same as those requested in the April 2011 subpoena, but the request is being broadened to additional custodians and locations; additional categories of documents have been added that appear to be related to the same general topic of investigation (for example, documentation is requested regarding observation criteria and financial relationships with physicians who have admitting privileges at the Company’s hospitals). The government also served civil investigative demands to interview two of the Company’s current employees, one division president and one senior vice president. The Company will continue to cooperate with the government in their investigative efforts.

The Company anticipates reporting its complete financial results for the three and six months ended June 30, 2013, on July 29, 2013, followed by a live earnings call on July 30, 2013.

CYH Announces Second Quarter 2013 Results

July 18, 2013

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

Forward-Looking Statements

Statements contained in this press release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Previews Second Quarter 2013 Results

July 18, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Preliminary Supplemental Operating Results Summary

($ in millions)

(Unaudited)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	134		134	134
Admissions	164,588	173,449	–5.1%	163,505	173,449	–5.7%
Adjusted admissions	344,672	350,982	–1.8%	341,716	350,982	–2.6%
Net operating revenues	$3,236	$3,243	–0.2%	$3,213	$3,243	–0.9%
Adjusted EBITDA (c)	$414	$483
Adjusted EBITDA as a % of net operating revenues	12.8%	14.9%
Net cash provided by operating activities	$252	$296
Net cash provided by operating activities as a % of net operating revenues	7.8%	9.1%

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities (in thousands):

	Three Months Ended
	June 30,
	2013	2012
Adjusted EBITDA	$414,231	$483,094
Interest expense, net	(155,056)	(151,607)
Provision for income taxes	(17,485)	(49,519)
Loss from operations of entities sold, net of taxes	—	—
Other non-cash expenses, net	30,184	23,988
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(19,856)	(10,339)

Net cash provided by operating activities	$252,018	$295,617

The following presents additional supplemental operating data related to anticipated results for the quarter ended June 30, 2013.

	Quarter Ended
	June 30, 2013	March 31, 2013	Basis Points Increase
Consolidated Salaries and Benefits	48.1%	47.6%	50 bps

•

Salaries and benefits for the quarter ended June 30, 2013, are expected to increase by approximately 50 bps of net revenue when compared to the quarter ended March 31, 2013. Approximately one-third of the expected increase relates to annual pay rate increases that went into effect in the quarter ended June 30, 2013.

	Quarter Ended
	June 30, 2013	March 31, 2013	Basis Points Increase
Consolidated Supplies	15.4%	15.0%	40 bps

•

Consolidated supplies expense for the quarter ended June 30, 2013, is expected to increase by approximately 40 bps of net revenue when compared to the quarter ended March 31, 2013. Contributing to the increase in supplies expense is growth in implants cost, primarily from growth in orthopedic cases.

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CYH Previews Second Quarter 2013 Results

July 18, 2013

	Quarter Ended
	June 30, 2013	March 31, 2013	Basis Points Increase
Provision for bad debt	14.1%	12.8%	130 bps

•

The provision for bad debts for the quarter ended June 30, 2013, as a percentage of net operating revenues, is expected to increase 130 bps compared to the quarter ended March 31, 2013. This expected increase primarily reflects an increase in self-pay net revenue during the three months ended June 30, 2013, compared to the three months ended March 31, 2013.

•

During the quarter ended June 30, 2013, we recognized the recently approved California Medicaid supplemental program revenue of $26 million and additional provider taxes associated with this program of $11 million. In the quarter ended June 30, 2012, we had recognized three new Medicaid supplemental programs with revenue of $69 million and additional provider taxes associated with those programs of $49 million.

•

Sequester-related reimbursement cuts, effective April 1, 2013, reduced reimbursement by $16 million during the quarter ended June 30, 2013, for Medicare fee-for-service, physician practices and Home Health.

•

HITECH incentive reimbursement is expected to be $24 million for the quarter ended June 30, 2013, and $45 million for the six months ended June 30, 2013. HITECH incentives received in the second half of 2013 are expected to be substantially higher than the first half of 2013. For the full year of 2013, HITECH incentive reimbursement is expected to approximate $150 million to $160 million.

•	Equity in earnings of unconsolidated subsidiaries for the quarter ended June 30, 2013, decreased $6.6 million when compared to the quarter ended March 31, 2013.

•

Same-store net operating revenue per adjusted admission is expected to approximate a 1.8 percent increase for the quarter ended June 30, 2013, compared to a 6.9 percent increase for the quarter ended March 31, 2013. The net revenue per adjusted admission in the second quarter ended June 30, 2013, decreased 2 percent compared to the first quarter ended March 31, 2013, with an increase in bad debts causing approximately 70% of the decrease.

•

The expected decrease in adjusted admissions by month during the quarter ended June 30, 2013, compared to the same months in the quarter ended June 30, 2012, is as follows: April, approximately 0.3 percent; May and June, approximately 3.7 percent.

•	Factors influencing the expected decline in same-store inpatient admissions during the quarter ended June 30, 2013, compared to the quarter ended June 30, 2012, include:

Lack of flu and respiratory	10%
Lower admissions from women’s services, including obstetrics and gynecology	20%
Lower admissions from cardiology services (primarily lower acuity)	25%
Involuntary physician turnover	20%

•	For the quarter ended March 31, 2013, calendar seasonality accounted for 30% of the decline in admissions and 50% of the decline in adjusted admissions.

•

The visits to selected employed primary care physicians is expected to decline approximately 3.5 percent during the second quarter ended June 30, 2013, compared to the quarter ended June 30, 2012. During the quarter ended March 31, 2013, these primary care visits decreased approximately 1 percent compared to the same period in the prior year. During calendar 2012, these primary care visits increased approximately 3.4 percent compared to 2011.

•

There are expected to be slight reductions in the growth of case mix index for medical, surgical and overall in the second quarter ended June 30, 2013, compared to the first quarter ended March 31, 2013.

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CYH Previews Second Quarter 2013 Results

July 18, 2013

Regulation FD Disclosure

The Company is also providing a preliminary update to its 2013 annual guidance to reflect expected year-to-date results. These projections reflect expected year-to-date operating results and expected operating results for the remainder of 2013. The 2013 annual guidance is based on the Company’s historical and expected operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

•	Net operating revenues less provision for bad debts for 2013 is now anticipated to be $13.000 billion to $13.400 billion.

•	Adjusted EBITDA for 2013 is now anticipated to be $1.900 billion to $1.950 billion.

•	Income from continuing operations per share (diluted) for 2013 is now anticipated to be $2.95 to $3.25, based on weighted average diluted shares outstanding of 93 to 95 million.

•	The decrease in same-store hospital adjusted admissions for 2013 is now anticipated to range from -3.0 % to -1.0%.

•	Capital expenditures for 2013 is now anticipated to be $775 million to $825 million.

•	Net cash provided by operating activities is now anticipated to be $1.175 billion to $1.250 billion.

•	Assumes completing one targeted hospital acquisition late in 2013.

•

The Company’s projection excludes any future loss on early extinguishment of debt, impairment loss, the resolution of government investigations or other significant legal settlements, and other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

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CYH Previews Second Quarter 2013 Results

July 18, 2013

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The Company cautions that the projections for calendar year 2013 set forth in this press release are given as of the date hereof based on currently available information that remains subject to completing the quarterly financial and accounting procedures. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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